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Exhibit 4.8

NOVACARDIA, INC.
AMENDMENT No. 1 TO
AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Amendment") is made as of March 21, 2007, by and among NOVACARDIA, INC., a Delaware corporation (the "Company"), the holders of Series A Preferred Stock of the Company ("Series A Preferred") as listed on Exhibit A to the Investors' Rights Agreement (as defined below) (the "Series A Holders"), the holders of the Series B Preferred Stock of the Company ("Series B Preferred") as listed on Exhibit B to the Investors' Rights Agreement (the "Series B Holders"), Lighthouse (as defined in the Investors' Rights Agreement), TriplePoint Capital ("TriplePoint") and the Follow-On Series B Holders (as defined below) (the Series A Holders, the Series B Holders and the Follow-On Series B Holders are collectively referred to herein as the "Investors" and each individually referred to herein as an "Investor").

RECITALS

        A.    On September 21, 2006, the Company and the Series B Holders entered into a Series B Preferred Stock Purchase Agreement (the "Series B Purchase Agreement") pursuant to which the Company sold to the Series B Holders and the Series B Holders purchased from the Company, shares of the Series B Preferred. In connection therewith, the Company, the Series A Holders, Lighthouse and the Series B Holders entered into the Amended and Restated Investors' Rights Agreement dated September 21, 2006 (the "Investors' Rights Agreement").

        B.    The Company, certain of the Series B Holders and an additional purchaser have entered into a Follow-On Series B Preferred Stock Purchase Agreement (the "Follow-On Series B Purchase Agreement") of even date herewith, pursuant to which the Company desires to sell to the Purchasers, as defined in the Follow-On Series B Purchase Agreement (referred to herein as the "Follow-On Series B Holders"), and the Follow-On Series B Holders desire to purchase from the Company, additional shares of Series B Preferred. A condition to the Follow-On Series B Holders' obligations under the Follow-On Series B Purchase Agreement, is that the Company obtain the requisite consent of the parties to the Investors' Rights Agreement to amend the Investors' Rights Agreement as set forth in this Amendment.

        C.    Following the closing contemplated by the Follow-On Series B Purchase Agreement, the Company also intends to enter into a Loan and Security Agreement with TriplePoint in connection with a debt facility from TriplePoint in an aggregate principal amount of up to $20,000,000 (the "TriplePoint Debt Facility"). In connection with the TriplePoint Debt Facility, the Company will issue one or more warrants (the "TriplePoint Warrants") to TriplePoint to acquire shares of Series B Preferred. In connection with the TriplePoint Debt Facility, the Company has agreed to grant to TriplePoint registration rights with respect to the shares of the Company's common stock (the "Common Stock") issuable upon exercise of the TriplePoint Warrants (or issuable upon conversion of the Series B Preferred issuable upon exercise thereof) (the "Exercise Shares"), and the requisite parties to the Investors' Rights Agreement desire to amend the Investors' Rights Agreement to add TriplePoint as a "Holder" thereunder and to include the Exercise Shares as "Registrable Securities" thereunder. In connection with the TriplePoint Debt Facility, the Company also will be required to grant to TriplePoint the right to participate in the Company's next private preferred stock financing (excluding the financing contemplated by the Follow-On Series B Purchase Agreement) that occurs prior to an initial public offering of the Company's Common Stock by purchasing up to five percent (5%) of the aggregate shares of preferred stock sold in such financing, as more fully set forth in the TriplePoint Debt Facility.

        D.    Any term of the Investors' Rights Agreement may be amended or waived with the written consent of the Company and the holders of at least sixty-six and two-thirds percent (66 2/3%) of the

Registrable Securities then outstanding (as defined in the Investors' Rights Agreement) and the Company and the undersigned holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Registrable Securities desire to amend the Investors' Rights Agreement as provided herein.

        NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

        1.     By this Amendment, all references to "Investors" in the Investors' Rights Agreement, as amended hereby, shall include the Follow-On Series B Holders and Exhibit B to the Investors' Rights Agreement shall be amended hereby to include each of the Follow-On Series B Holders to the extent not already listed therein.

        2.     The definition of "Holder" set forth in Section 1.1(c) of the Investors' Rights Agreement shall be deleted and replaced in its entirety with the following definition:

          "(c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement, and shall include, without limitation, Lighthouse and TriplePoint;"

        3.     Subsection (i) of the definition of "Registrable Securities" set forth in Section 1.1(g) of the Investors' Rights Agreement shall be deleted and replaced in its entirety with the following:

          "(i) the shares of Common Stock issuable or issued upon conversion of the Preferred Stock (including without limitation Preferred Stock issued to Lighthouse and TriplePoint or shares of Common Stock otherwise issued upon exercise of the warrants held by Lighthouse and TriplePoint), other than shares for which registration rights have terminated pursuant to Section 1.15 hereof,"

        4.     The definition of "Restated Certificate" set forth in Section 1.1(i) of the Investors' Rights Agreement shall be deleted and replaced in its entirety with the following definition:

          "(i) The term "Restated Certificate" shall mean the Company's Third Amended and Restated Certificate of Incorporation, as such may be amended from time to time;"

        5.     The word "and" at the end of Section 1.1(j) of the Investors' Rights Agreement is hereby deleted.

        6.     The period at the end of Section 1.1(k) of the Investors' Rights Agreement is hereby deleted.

        7.     The following new definitions are added as Sections 1.1(l) and 1.1(m) of the Investors' Rights Agreement, directly below Section 1.1(k):

          "(l) The term "TriplePoint" means TriplePoint Capital; and

          (m) The term "TriplePoint Debt Facility" means that certain Loan and Security Agreement between the Company and TriplePoint entered into in March 2007, as such may be amended from time to time."

        8.     A new Section 2.3(e) is hereby added to the Investors' Rights Agreement to read as follows:

          "(e) Notwithstanding the foregoing provisions of this Section 2.3, each of the Investors acknowledges and agrees that (i) the Company intends to enter into the TriplePoint Debt Facility, which includes a provision in Section 19 thereof whereby TriplePoint has the right to purchase up to five percent (5%) of the aggregate shares of preferred stock issued in connection with the Company's next private preferred stock financing (excluding the shares of Series B Preferred sold

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  pursuant to the Follow-On Series B Purchase Agreement (as defined below)) that occurs prior to the initial public offering of the Company's Common Stock, as more fully described in the TriplePoint Debt Facility, (ii) the rights set forth in this Section 2.3 shall not conflict with and shall be subject to the participation rights of TriplePoint set forth in the TriplePoint Debt Facility, and (iii) any shares of preferred stock issued to TriplePoint pursuant to such participation right shall not be subject to the right of first offer in this Section 2.3."

        9.     The first sentence in Section 2.4 of the Investors' Rights Agreement is hereby deleted in its entirety and replaced with the following new first sentence:

          "In the event that the Company proposes to take an action or engage in a transaction that would reasonably be expected to result in the shares being purchased under the Series A Purchase Agreement, the Series B Purchase Agreement or the Follow-On Series B Preferred Stock Purchase Agreement dated March 16, 2007 by and among the Company and the purchasers named therein (the "Follow-On Series B Purchase Agreement") no longer being "qualified small business stock" within the meaning of Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall notify the Investors and consult in good faith to devise a mutually agreeable and reasonable alternative course of action or transaction structure that would preserve such status."

        10.   For purposes of the Investors' Rights Agreement, TriplePoint and any other holder of the TriplePoint Warrants and the Series B Preferred issuable upon exercise thereof (or of the shares of Common Stock issuable upon conversion of such shares of Series B Preferred or otherwise issuable upon exercise of such TriplePoint Warrants) shall be deemed to be the record holder or holders of the Registrable Securities issuable directly or indirectly upon exercise and/or conversion thereof.

        11.   All notices and other communications under the Investors' Rights Agreement for TriplePoint shall be made to TriplePoint at the address specified below and thereafter at such other address, notice of which is given in accordance with Section 3.5 of the Investors' Rights Agreement:

      TriplePoint Capital
      2420 San Hill Road
      Suite 101
      Menlo Park, California 94025
      Attn: Sajal Srivastava, COO
      Phone: (650) 854-2090
      Fax: (650) 854-2094

        12.   The restrictions on transfer and assignment set forth in Section 1.12 of the Investors' Rights Agreement shall not apply to TriplePoint.

[Signatures Follow]

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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

COMPANY:
NOVACARDIA, INC., a Delaware corporation
By:	/s/ Randall E. Woods Randall E. Woods, Chief Executive Officer
LIGHTHOUSE:
Lighthouse Capital Partners V, L.P.
By:	Lighthouse Management Partners V, L.L.C., its general partner
By:
Name:
Title:
[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

INVESTORS:
SKYLINE VENTURE PARTNERS QUALIFIED PURCHASER FUND IV, L.P.
By:	Skyline Venture Management IV, LLC, its General Partner
By:	/s/ Yasunori Kaneko
Name:	Yasunori Kaneko
Its:	Managing Director 525 University Ave., Suite 520 Palo Alto, CA 94301
SKYLINE VENTURE PARTNERS III, L.P.
By:	Skyline Venture Management III, LLC, its General Partner
By:	/s/ Yasunori Kaneko
Name:	Yasunori Kaneko
Its:	Managing Director 525 University Ave., Suite 520 Palo Alto, CA 94301
SKYLINE VENTURE PARTNERS QUALIFIED PURCHASER FUND III, L.P.
By:	Skyline Venture Management III, LLC, its General Partner
By:	/s/ Yasunori Kaneko
Name:	Yasunori Kaneko
Its:	Managing Director 525 University Ave., Suite 520 Palo Alto, CA 94301
[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

INTERWEST PARTNERS IX, LP
By:	InterWest Management Partners IX, LLC, its General Partner
By:	/s/ Nina Kjellson Nina Kjellson Venture Member 2710 Sand Hill Rd. Second Floor Menlo Park, CA 94025
DOMAIN PARTNERS V, L.P.
By:	One Palmer Square Associates V, L.L.C., its General Partner
By:	/s/ Kathleen K. Schoemaker Kathleen K. Schoemaker Managing Member One Palmer Square, Suite 515 Princeton, New Jersey 08542
DP V ASSOCIATES, L.P.
By:	One Palmer Square Associates V, L.L.C., its General Partner
By:	/s/ Kathleen K. Schoemaker Kathleen K. Schoemaker Managing Member One Palmer Square, Suite 515 Princeton, New Jersey 08542
[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

FORWARD VENTURES V, L.P.
By:	Forward V Associates, LLC, its General Partner
By:	/s/ Stuart Collinson Stuart Collinson Key Voting Member Forward Ventures V, L.P. 9393 Towne Centre Drive, Suite 200 San Diego, CA 92121
MONTREUX EQUITY PARTNERS III SBIC, L.P.
By:	Montreux Equity Management III, LLC, its General Partner
By:	/s/ Daniel K. Turner III Daniel K. Turner III Managing Member 3000 Sand Hill Road, Suite 260 Menlo Park, CA 94025-7073
[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

VERSANT VENTURE CAPITAL II, L.P.
By:	Versant Ventures II, L.L.C., its General Partner
By:	/s/ Camille Samuels Pearson Camille Samuels Pearson Managing Director 3000 Sand Hill Road Building 4, Suite 210 Menlo Park, CA 94025
VERSANT AFFILIATES FUND II-A, L.P.
By:	Versant Ventures II, L.L.C., its General Partner
By:	/s/ Camille Samuels Pearson Camille Samuels Pearson Managing Director 3000 Sand Hill Road Building 4, Suite 210 Menlo Park, CA 94025
VERSANT SIDE FUND II, L.P.
By:	Versant Ventures II, L.L.C., its General Partner
By:	/s/ Camille Samuels Pearson Camille Samuels Pearson Managing Director 3000 Sand Hill Road Building 4, Suite 210 Menlo Park, CA 94025
[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

WINDAMERE II, LLC
By:	/s/ Scott Glenn Scott Glenn Title: Managing Member 6402 Cardeno Drive La Jolla, CA 92037
WINDAMERE III, LLC
By:	/s/ Scott Glenn Scott Glenn Title: Managing Member 6402 Cardeno Drive La Jolla, CA 92037
/s/ Eckard Weber ECKARD WEBER, M.D.
[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

The Board of Trustees of the Leland Stanford Junior University (SBST-LS)
By:	/s/ Martina Poquet Martina Poquet, Director—Separate Investments Stanford Management Company 2770 Sand Hill Road Menlo Park, CA 94025
GC&H INVESTMENTS, LLC
By:	/s/ John L. Cardoza John L. Cardoza Managing Member 101 California Street, 5th Floor San Francisco, California 94111-5800
VP COMPANY INVESTMENTS 2004, LLC
By:	/s/ Alan C. Mendelson
Name:	Alan C. Mendelson
Title:	Managing Member 555 West Fifth Street, Suite 800 Los Angeles, California 90013
MENDELSON FAMILY TRUST
By:	/s/ Alan C. Mendelson Alan Mendelson Trustee 76 De Bell Drive Atherton, California 94027

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO
AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

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  Exhibit 4.8